   NUMBER                                                   COMMON STOCK
_____________                                                  SHARES
                                                             __________

                         ADC TELECOMMUNICATIONS, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

                                          See reverse for certain definitions
                                                  CUSIP  000886  10  1
THIS CERTIFIES THAT
___________________________________________________________is the owner of
_______________________________________________________________________________


     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, OF THE PAR VALUE OF $.20 PER SHARE, OF ADC TELECOMMUNICATIONS, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

[CORPORATE SEAL]

               Dated:

               /s/  David F. Fisher               /s/  William J. Cadogan
                              SECRETARY                     CHAIRMAN

                              COUNTERSIGNED AND REGISTERED:
                              NORWEST BANK MINNESOTA, N.A.
                              (MINNEAPOLIS, MINNESOTA) TRANSFER AGENT
                              AND REGISTRAR

                              BY

                                                  AUTHORIZED SIGNATURE

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This certificate also evidences and entitles the holder hereof to certain
Rights as set forth in a Second Amended and Restated Rights Agreement dated as of November 28, 1995 between ADC Telecommunications, Inc. (the "Company") and Norwest Bank Minnesota, N.A. (the "Rights Agent") (the "Rights Agreement"), the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor from such holder. Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights, whether currently held by or on behalf of such Person or any subsequent holder, may become null and void.

The Company will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the board to determine the relative rights and preferences of subsequent classes or series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM   -  as tenants in common       UNIF GIFT MIN ACT ____ Custodian ____
                                                          (Cust)       (Minor)
TEN ENT   - as tenants by the entireties     under Uniform Gifts to Minors
                                             Act ______________
JT TEN    - as joint tenants with right of           (State)
          survivorship and not as tenants
          in common
Additional abbreviations may also be used though not in the above list.

For value received ______________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE,
_______________________
_______________________________________________________________________________

            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

___________________________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ______________________

                                   ____________________________________
                                   NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST
                                   CORRESPOND WITH THE NAME AS WRITTEN UPON THE
                                   FACE OF THE CERTIFICATE IN EVERY PARTICULAR
                                   WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                                   CHANGE WHATEVER

SIGNATURE GUARANTEED BY: